UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 3, 2021
Harley-Davidson, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices, including zip code)

(414) 342-4680
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
COMMON STOCK, $0.01 par value per share	HOG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2021, Harley-Davidson, Inc. (“Harley-Davidson” or “Company”) entered into a letter agreement with its Chief Executive Officer, Jochen Zeitz, regarding the terms of Mr. Zeitz’s employment with the Company, as he continues his service as Chief Executive Officer.

The Human Resources Committee (the “Committee”) of the Company’s Board of Directors (the “Board”) and the Board believe it is imperative that Mr. Zeitz remain as Chief Executive Officer to provide continuity to Harley-Davidson as the Company continues to implement The Hardwire, its 5-year strategic plan that was announced in February 2021.

Since the Company announced Mr. Zeitz’s appointment as Chief Executive Officer, the Committee and Board believe he has done an effective job restructuring the Company (The Rewire) and defining a new strategy (The Hardwire) and he has positioned the Company very well for the future.

In developing Mr. Zeitz’s ongoing pay package, the Board factored in shareholder feedback, which included a desire for the following: reduction in base pay, more emphasis on variable cash compensation and a long-term performance component. In addition, the Board considered, consistent with its regular practice for compensation decisions affecting executive officers, market compensation data for a peer group of companies selected by the Human Resources Committee. According to those data, Mr. Zeitz’s annualized target compensation is expected to be in a range between median and the 75th percentile of the Company’s peer group’s chief executive officers. For this purpose, annualized target compensation includes one-third of the value of the WIN stock options that we describe below.

The letter agreement provides that Mr. Zeitz will have an annual base salary of $1.9 million -- a reduction of $600,000 from his current base salary -- and a target annual bonus opportunity of $2.4 million. These pay changes will become effective January 1, 2022.

In addition, the letter agreement provides that Mr. Zeitz will be eligible to participate in the Company’s long-term incentive plan and will receive an equity award consisting of restricted share units (RSUs) with a target value of $6.0 million as of the grant date in 2022 and an award of options to purchase 500,000 shares of the Company’s common stock (the “WIN stock options”). The WIN stock options were granted December 1, 2021. The awards were or will be granted under the Company’s 2020 Incentive Stock Plan or any successor equity incentive plan.

The RSUs will vest with respect to 50% of the total RSUs on the first anniversary of the grant date and ratably with respect to the remaining 50% over the subsequent 12 months. In addition, under the Company’s current retirement policy, the second 50% of the RSUs will vest on an accelerated basis if Mr. Zeitz retires a year or more after the grant date. The WIN stock options will vest only if stock price performance goals and continued service thresholds are met. The Committee believes shareholders will benefit if the performance goals are achieved and the service thresholds are met.

The Board elected to grant WIN stock options rather than performance share units as the long-term performance component of Mr. Zeitz’s pay package to provide a focused incentive to increase shareholder value.

The WIN stock options will not become exercisable until Harley-Davidson’s 10-day average closing stock price meets or exceeds the following stock prices during the five-year period beginning on the grant date and will become vested only to the extent service conditions are met, as follows:

10-day Average Closing Stock Price Achievement During 5-Year Period Beginning on Grant Date*	Employment Through A Date Prior to December 31, 2023 (% Exercisable)	Employment as CEO Through December 31, 2023 (% Exercisable)	Employment as CEO or Board-Approved Role Through December 31, 2024 (% Exercisable)
$65.00 or higher (% Exercisable)	0%	66.0%**	100.0%**
$60.00 (% Exercisable)	0%	52.8%	80.0%
$55.00 (% Exercisable)	0%	39.6%	60.0%
$50.00 (% Exercisable)	0%	26.4%	40.0%
$45.00 (% Exercisable)	0%	13.2%	20.0%
Less Than $45 (% Exercisable)	0%	0.0%	0.0%
Stock Option Term	NA	If termination occurs before December 31, 2024, stock option term reduced to six years from grant date	Stock option term remains ten years from grant date
*Percentage of the WIN stock options that are exercisable will be interpolated linearly between specified stock price achievement levels.
**Percentage indicates percentage of WIN stock options that become nonforfeitable (i.e., vested) based on employment through this date.

Any portion of the WIN stock options that are not vested based on continued service at the time of Mr. Zeitz’s termination of employment will be forfeited, except that, if Mr. Zeitz’s employment is terminated by the Company without cause prior to December 31, 2023, then he will be deemed to have satisfied the continuous employment requirement with respect to a pro rata portion of the 66% of the WIN stock options that were tied to his continuous employment through December 31, 2023. Any portion of the WIN stock options that are not exercisable based on the stock price goals by December 31, 2026, will be forfeited as of such date, and any unexercised portion of the WIN stock options will be immediately forfeited if Mr. Zeitz’s employment is terminated for cause.

Because the service conditions are strict, the WIN stock options provide a significant incentive for Mr. Zeitz to continue as Chief Executive Officer or in another Board approved role. In general, no WIN stock options are exercisable if Mr. Zeitz does not continue as Chief Executive Officer through December 31, 2023. At December 31, 2023, only 66% of the WIN stock options will vest. The remainder will vest only if Mr. Zeitz continues as Chief Executive Officer or in another Board-approved role through December 31, 2024, absent a termination without cause. Finally, to provide a further incentive for performance and continued service, a voluntary termination before December 31, 2024 reduces any WIN stock option term from 10 years to 6 years.

Subject to the approval of the Human Resources Committee, Mr. Zeitz’s 2023 and future long-term incentive grants are expected to have a target grant date value of no less than $6,000,000 annually and are expected to be delivered entirely in the form of RSUs that will vest with respect to 50% of the RSUs granted on the first anniversary of the grant date and with respect to the remaining 50% of the RSUs granted ratably over the subsequent 12 months. In addition, under the Company’s current retirement policy, the second 50% of the RSUs will vest on an accelerated basis if Mr. Zeitz retires a year or more after the grant date.

The letter agreement also confirms Mr. Zeitz’s continued entitlement to a Transition Agreement and participation in the Company’s Executive Severance Policy. It also addresses certain relocation benefits at the conclusion of his tenure.

The Committee and the Board are proud that Mr. Zeitz will remain Chief Executive Officer and believe he will be highly motivated to continue his service and to create shareholder value.

Exhibit No.	Description
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.

Date: December 3, 2021	/s/ Paul J. Krause
Paul J. Krause
Secretary